UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 16, 2012

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (717) 763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen J. Schnoor resigned as the Senior Vice President, Chief Financial Officer and Treasurer of Harsco Corporation (the “Company”), effective November 16, 2012.   Barry E. Malamud began serving as the Company’s Interim Chief Financial Officer as of November 16, 2012.

Mr. Malamud, age 45, has served as the Company’s Vice President and Corporate Controller since June 2, 2011. Previously, he served as the Company’s Vice President - Internal Audit and Interim Vice President and Corporate Controller from April 2011 to June 2, 2011, as Vice President - Internal Audit from May 2010 until April 2011, and as Senior Director Corporate Accounting in the Controller's Department from July 2003 through May 2010. Prior to July 2003, he served in various accounting, auditing and treasury positions for the Company from 1992 to 2003. Prior to joining the Company, he served in various auditing positions for Coopers & Lybrand from July 1989 to March 1992. Mr. Malamud is a Certified Public Accountant.

In connection with his appointment as Interim Chief Financial Officer, the Company granted Mr. Malamud 5,000 restricted stock units pursuant to the Company’s 1995 Executive Incentive Compensation Plan.

A copy of the press release announcing the executive changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1:         Press Release, dated November 16, 2012, issued by Harsco Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: November 16, 2012	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Vice President and General Counsel